Exhibit 99

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
05/23/2013	Investors:	Chris Stent, 630-623-3801
	Media:	Heidi Barker, 630-623-3791

McDONALD'S ANNOUNCES QUARTERLY CASH DIVIDEND

OAK BROOK, IL - Yesterday, McDonald's Board of Directors declared a quarterly cash dividend of $0.77 per share of common stock payable on June 17, 2013 to shareholders of record at the close of business on June 3, 2013.

Upcoming Communications

McDonald's Annual Shareholders' Meeting will be webcast live today at 9:00 a.m. (Central Time) on www.investor.mcdonalds.com. An archived replay and podcast of the meeting will be available for a limited time.

Don Thompson, President and Chief Executive Officer, will participate in the Sanford Bernstein Strategic Decisions conference at 9:00 a.m. (Eastern Time) in New York on May 29, 2013. This presentation will be webcast live and available for replay for a limited time thereafter at www.investor.mcdonalds.com.

The Company plans to release May 2013 sales on June 10, 2013.

About McDonald's

McDonald's is the world's leading global foodservice retailer with over 34,500 locations serving more than 69 million customers in over 100 countries each day. More than 80% of McDonald's restaurants worldwide are owned and operated by independent local men and women.

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